Exhibit 99.1

IMMEDIATE RELEASE

POOL CORPORATION DECLARES QUARTERLY CASH DIVIDEND
_____________________

COVINGTON, LA (November 5, 2009) Pool Corporation (NASDAQ/GSM: POOL) announced today that its Board of Directors declared a quarterly cash dividend of $0.13 per share. The dividend will be payable on December 3, 2009 to holders of record on November 16, 2009.

Pool Corporation is the largest wholesale distributor of swimming pool and related backyard products.  Currently, POOL operates over 280 sales centers in North America and Europe, through which it distributes more than 100,000 national brand and private label products to roughly 70,000 wholesale customers.  For more information about POOL, please visit www.poolcorp.com.

CONTACT:

Craig K. Hubbard
Investor Relations
985.801.5117

craig.hubbard@poolcorp.com